Exhibit 99.1

January 13, 2014
lululemon athletica inc. Updates Guidance for Fourth Quarter of Fiscal 2013 Ahead of Presentation at ICR XChange
VANCOUVER, British Columbia – lululemon athletica inc. [NASDAQ:LULU] today announced that the Company is updating its net revenue and earnings guidance for the fourth quarter of fiscal 2013 ending February 2, 2014.
For the fourth quarter, the Company now anticipates that net revenue will be in the range of $513 million to $518 million based on comparable-store sales in the negative low-to-mid single digits on a constant-dollar basis. This compares to the Company's previous guidance of net revenue in the range of $535 million to $540 million for the fourth quarter based on flat comparable-store sales on a constant-dollar basis. The Company also now expects diluted earnings per share will be in the range of $0.71 to $0.73 for the quarter. The previous EPS guidance for the fourth quarter was a range of $0.78 to $0.80. EPS guidance continues to assume 146.0 million diluted weighted-average shares outstanding and a 30.0% tax rate.
John Currie, lululemon’s CFO stated: "We were on track to deliver on our sales and earnings guidance through the month of December; however, since the beginning of January, we have seen traffic and sales trends decelerate meaningfully. Based on this recent performance and assuming these trends continue through the remainder of January, we are reducing our outlook for the fourth quarter." Mr. Currie continued: "As we end 2013, we are starting to see the results of the significant investments we made throughout this past year to strengthen and enhance our back-of-house product operations structure. While we realize that it will require continued investment and time to get to best-in-class status, with our new leadership in place we are very focused on building on this stronger foundation to execute our long-term growth strategies."
Management will be meeting with analysts and investors and presenting at the ICR XChange Conference in Orlando, Florida this week. See the Company's separate press release for webcast information.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a yoga-inspired athletic apparel company that creates components for people to live long, healthy and fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Non-GAAP Financial Measure
Constant-dollar net revenue changes, which exclude the impact of changes in foreign exchange rates, is not a United States Generally Accepted Accounting Principle (“GAAP”) performance measure. We provide constant-dollar net revenue changes because we use the measure to understand the underlying growth rate of revenue excluding the impact on a quarter-by-quarter basis of changes in foreign exchange rates, which are not under management’s direct control. We believe that disclosing net revenue changes on a constant-dollar basis is useful to investors because it enables them to better understand the level of growth of our business.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the effect of shipments of products that fail to comply with our technical specifications or that fail to conform to our quality control standards, the duration of any shortage of products available for sale in our stores or for delivery to guests or our ability to obtain replacement products in a timely manner, any expected loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs, and our future financial condition or results of operations, and our prospects and strategies for future growth. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; negative publicity regarding any of our products or our the production methods of any of our suppliers or

Creating components for people to live long, healthy and fun lives manufacturers; the effects of shipments of products that fail to comply with our technical specifications or that fail to conform to our quality standards; the effects of a shortage of products available for sale in our stores or for delivery to guests; an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our inability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our inability to accurately forecast customer demand for our products; our inability to manage our growth and the increased complexity of our business effectively; the fluctuating costs of raw materials; our highly competitive market and increasing competition; an unforeseen disruption of our information systems; our inability to deliver our products to the market and to meet customer expectations due to problems with our distribution system; our inability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of our products in China; our inability to successfully open new store locations in a timely manner; our failure to maintain the value and reputation of our brand; our failure to comply with laws related to our human resources policies or other procedures; our failure to comply with trade and other regulations; our transition to a new CEO and the possibility of losing the services of other key personnel; our competitors manufacturing and selling products based on our fabrics and manufacturing technology at lower prices than we can; our failure to protect our intellectual property rights; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Investor Contact: Joseph Teklits/Jean Fontana ICR, Inc. 203-682-8200	Media Contact: Alecia Pulman ICR, Inc. 203-682-8224

Creating components for people to live long, healthy and fun lives
2